SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 1, 1997
                                                --------------------------------


                              AMTECH SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)



         Arizona                        0-11412                 86-0411215
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(State or other jurisdiction          (Commission              (IRS Employer
of incorporation)                     File Number)           Identification No.)



131 South Clark Drive, Tempe, Arizona                                   85281
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code       (602) 967-5146
                                                   -----------------------------



                                 Not applicable
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         (Former name or former address, if changed since last report.)

Item 2.        Acquisition or Disposition of Assets.

               Effective July 1, 1997, Amtech Systems, Inc. ("Amtech") acquired substantially all of the assets and the related operating liabilities of P.R. Hoffman Machine Products Corporation ("P.R. Hoffman" or the "Seller") (the "Acquisition"). The Acquisition was consummated in accordance with the terms of an Asset Purchase Agreement between Amtech, P.R. Hoffman, and John R. Krieger dated July 1, 1997.

               The aggregate consideration paid by Amtech in connection with the Acquisition was approximately $2,909,000, comprised of $2.2 million cash, 32,388 unregistered shares of Amtech Common Stock, and the assumption of liabilities (approximately $644,000). The cash portion of the purchase price is subject to a post-closing adjustment based on P.R. Hoffman's June 30, 1997 balance sheet, which is expected to result in an additional cash payment of up to $200,000. The Acquisition also provides for an earnout formula which, in the aggregate, could pay the Seller an additional $2 million. Under the terms of the earnout formula, the Seller is entitled to fifty percent (50%) of P.R. Hoffman's pre-tax profits in excess of $800,000 per year for a period of five (5) years or a cumulative cap of $2 million, whichever occurs first.

               The aggregate consideration paid in the Acquisition was determined through arm's length negotiations between representatives of Amtech and P.R. Hoffman. Neither Amtech nor, to the knowledge of Amtech, any affiliate, director or officer of Amtech had any material relationship with P.R. Hoffman prior to the Acquisition.

               In connection with the Acquisition, the parties entered into certain ancillary agreements, including, but not limited to, a four-year Employment Agreement with Mr. Krieger, a Registration Rights Agreement with P.R. Hoffman, and a Sublease Agreement with Mr. Krieger. The Employment Agreement provides Mr. Krieger with an annual base salary of $150,000 and the right to participate in Amtech benefit plans. Under the terms of the Registration Rights Agreement, Amtech has granted P.R. Hoffman piggyback registration rights with respect to the unregistered shares of Amtech Common Stock issued to P.R. Hoffman in connection with the Acquisition, including shares of common stock that may be issued at the Company's option in connection with the earnout. Any unregistered shares issued to P.R. Hoffman in connection with the Acquisition are subject to a two-year lock-up period. Under the terms of the Sublease Agreement, Amtech will be leasing its operating facility relating to the Acquisition from Mr. Krieger for a period of three (3) years at an annual rent of $126,900.

               The assets purchased principally consisted of certain inventories valued by the parties at approximately $1,146,000; trade receivables of $1,187,000; certain fixed assets valued by the parties at $429,000; and goodwill and intangible assets valued by the parties at $147,000. These amounts are subject to change depending on amounts reflected in Seller's June 30, 1997 closing balance sheet. Following the Acquisition, Amtech intends to continue using the assets purchased for substantially the same purposes as they were used before the Acquisition.
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
               Related liabilities of P.R. Hoffman assumed by Amtech include certain proratable expenses, obligations under certain contracts, leases and purchase orders expressly assumed by Amtech, and product claims and return obligations of P.R. Hoffman, subject to reimbursement by P.R. Hoffman if a specified dollar threshold is met.

               Amtech  financed the $2.2 million  aggregate  cash  consideration
paid  in  connection  with  the   Acquisition   with  available  cash  and  cash
equivalents.

               P.R. Hoffman will be operated through Amtech's wholly owned subsidiary, P.R. Hoffman Machine Products, Inc. (the "Subsidiary"), and is expected to remain headquartered in Carlisle, Pennsylvania. As of July 1, 1997, all current employees, approximately 35, of P.R. Hoffman became employees of the Subsidiary.

Item 7.        Financial Statements and Exhibits.

               (a)      Financial Statements.
                        --------------------

                        At the time of filing this report on Form 8-K, it is impractical to provide the required financial statements for P.R. Hoffman. The required financial statements will be filed by Amtech not later than 60 days following the date upon which this report on Form 8-K must be filed.

               (b)      Pro Forma Financial Information.
                        --------------------------------

                        At the time of filing this report on Form 8-K, it is impractical to provide the required pro forma financial information for P.R. Hoffman. The required pro forma financial information will be filed by Amtech not later than 60 days following the date upon which this report on Form 8-K must be filed.

               (c)      Exhibits.
                        --------

Exhibit No.             Description                                        Method of Filing
-----------             -----------                                        ----------------
    2                   Asset Purchase Agreement, dated July 1,            Filed herewith
                        1997, between Amtech Systems, Inc.,
                        P.R. Hoffman Machine Products Corporation,
                        and John R. Krieger

10.1                    Employment Agreement, dated July 1, 1997,          Filed herewith
                        between Amtech Systems, Inc. and John R.
                        Krieger

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

10.2                    Registration Rights Agreement, dated July 1,       Filed herewith
                        1997, between Amtech Systems, Inc. and
                        P.R. Hoffman Machine Products Corporation

10.3                    Sublease Agreement, dated July 1, 1997, between
                        Amtech Systems, Inc. and John R. Krieger           Filed herewith

  99                    Registrant's Press Release dated July 2, 1997      Filed herewith

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
                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 8, 1997                          AMTECH SYSTEMS, INC.


                                             By: /s/ Robert T. Hass
                                                ----------------------
                                                 Robert T. Hass
                                                 Vice President-Finance (Chief
                                                 Financial & Accounting Officer)

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